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                                                                   Exhibit 10.15
                                                                   -------------
November   , 1999


Irving J. Levin
9400 S.W. Beaverton-Hillsdale Highway
Beaverton, OR 97005-3363


Dear Mr. Levin:


SUBJECT: Employment Agreement
-----------------------------

We wish you to accept employment with Renaissance Credit Services, Inc., a Delaware Corporation (the "Corporation"), a subsidiary of Household International, Inc. ("Household"), as of the closing date ("Closing Date") of the merger of Renaissance Holdings, Inc., into the Corporation and to provide you with fair and equitable treatment along with a competitive compensation package. Also, we wish to assure your continued attention to your duties without any possible distraction arising out of uncertain personal circumstances in a change in control environment. We recognize that in the event of a change in control of the Corporation or Household it is likely that your duties and responsibilities would be substantially altered.

1.   a.   Beginning with the Closing Date, you will be employed by the
          Corporation as President, Chairman of the Board and Chief Executive Officer. In that capacity you are entitled to the following:

          i.   A minimum annual salary of $270,000;

          ii. An annual bonus having a targeted value equal to fifty percent (50%) and a maximum value of one hundred percent (100%) of your annualized salary as of the end of the period in which the bonus is earned. The amount of bonus for any year that you actually receive, if any, will depend on the achievement of the Corporation and your individual goals established for that year and the terms of the Household International Corporation Executive Bonus Plan, and any successor or substitute plan or plans (the "Bonus Plan"). Your bonus will be prorated based on the number of elapsed months in the performance period in the case of death, permanent and total disability (as described in Section 4(a) (iii)), or retirement under the Household Retirement Income Plan or any successor tax qualified defined benefit pension plan;

          iii. An annual special incentive payment in accordance with the provisions of the Household International Renaissance Incentive Compensation
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               Plan as referred to in the Merger Agreement with Renaissance
               Holdings, Inc.;

          iv. Continuation of the loan forgiveness program in effect as of November 1, 1999 with respect to promissory notes executed by you and dated July 30, 1996 and May 30, 1995;

          v. Other compensation, benefits, and perquisites as described in, and in accordance with, Household's compensation, benefit, and perquisite plans (the "Plans") applicable to senior executives of Household in Band D; and

          vi. A sabbatical leave of 12 weeks beginning no sooner than June 1, 2001 which will be in place of any TOP days for the calendar year in which the sabbatical leave occurs. Annual salary shall continue during such sabbatical leave, but any annual bonus or other incentive payment shall be pro-rated to reflect the sabbatical leave in excess of the TOP days for such year.

     b. You will be eligible for future grants of stock options and/or restricted stock rights under the Household International 1996 Long-Term Executive Incentive Compensation Plan, and any successor or substitute plan or plans (the "Long-Term Plan"). The amount and frequency of future grants shall be solely determined by Household's Board of Directors and shall reflect your level of responsibility with Household or its affiliates.

2. Subject to termination as provided herein, the initial term of this Agreement shall extend until December 31, 2002. This Agreement may also be terminated prior to that time by Household or you upon ninety (90) days prior written notice and with the consent of both parties to this Agreement. In addition, your employment under the Agreement may be terminated for cause by the Corporation upon written notice to you. For purposes of this Agreement, cause for termination includes, but is not limited to, the following types of conduct and circumstances: (a) commission of an act materially and demonstrably detrimental to the financial condition and/or goodwill of the Household or any of its subsidiaries, which act constitutes gross negligence or willful misconduct in the performance of your material duties to the Household or any of its subsidiaries, or (b) commission of any material act of dishonesty or breach of trust resulting or intended to result in your material personal gain or enrichment at the expense of Household or any of its subsidiaries, or (c) conviction of a felony involving moral turpitude, but specifically excluding any conviction based entirely on vicarious liability. No act or failure to act will be considered "willful" unless it is done, or omitted to be done, in bad faith or without reasonable belief that your action or omission was in the best interests of the Household. In addition, no act or omission will constitute cause unless the Household has given detailed written notice thereof to you and, where remedial action is feasible, you then fail to remedy that act or omission within a reasonable time after receiving such notice.
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3.   During your employment with the Corporation or Household (or any affiliate of Household) you will devote your reasonably full business time and energies to the faithful and diligent performance of the duties inherent in, and implied by, your position.

4. In consideration of your employment with the Corporation or Household (or any affiliate of Household), it is mutually agreed that:

     a. In the event your employment is terminated during the term of this Agreement by Household or the Corporation or such Household affiliate for any reason other than:

               i.   cause as referred to in paragraph 2 above;

               ii.  death; or

               iii. inability, for reasons of disability, reasonably to
                    perform your duties for six consecutive months;

     b. In the event that during the term of this Agreement you resign your position with the Corporation or Household or such Household affiliate because, within 6 whole months prior to your resignation, any successor to Household, by acquisition of stock or substantially all of the assets, by merger or otherwise, repudiated this Employment Agreement; or

     c. In the event that during the term of this Agreement you resign your position with the Corporation, Household and all Household affiliates because, within 6 months prior to your resignation, one or more of the following occurred:

               (i)   your annual salary was reduced;

               (ii) your annual target bonus or your status or responsibilities were substantially changed;

               (iii) your benefits or perquisites were reduced in a manner inconsistent with the treatment of benefits and perquisites for a majority of senior executives of Household;

               (iv) you were reassigned without your consent to a geographical area outside of the Portland, Oregon area;

               (v) any successor to the Corporation by acquisition of stock or substantially all of the assets, by merger or otherwise, failed to expressly adopt or otherwise repudiated this Employment Agreement; or

               (vi) over 50% of the Corporation's stock is not held by Household, or Household sells substantially all of the assets of, liquidates, or otherwise disposes of, the Corporation;

     the Corporation (or Household or its affiliate) shall be required, and hereby agrees, to make promptly a lump sum cash payment to you in an amount equal to
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     200% of your then annual salary plus 200% of the annual bonus described in subparagraph 1 a (ii) for the most recent completed calendar year or the average for the most recent two completed calendar years if more than one year has been completed. If less than one year has been completed the cash payment should be 200% of your annual salary plus $200,000 (200% of $100,000). This payment shall be in addition to all other compensation and benefits accrued to the date of termination of employment. Payments under this paragraph 4 are in lieu of any other severance or benefit continuation that Household may provide for its employees other than as required by law.

5. You are not required to mitigate the amount of any payments to be made by the Corporation, Household or any affiliate thereof pursuant to this Agreement by seeking other employment, or otherwise, nor shall the amount of any payments provided for in this Agreement be reduced by any compensation earned by you as the result of self-employment or your employment with Household, the Corporation or any affiliate thereof.

6. If any part or all of the amounts to be paid to you constitute "Parachute Payments" within the meaning of section 280G (b) (2) (A) of the Internal Revenue Code of 1986, as amended (the "Code"), and a reduction of the amount by 10% or less would totally avoid the imposition of any Excise Tax, such amounts shall be reduced so that the aggregate present value of the amounts constituting the Parachute Payments will be equal to 299% of your "annualized includible compensation for the base period," as such term is defined in section 280G (d) (1) of the Code. For the purpose of this paragraph 6, present value shall be determined in accordance with section 280G (d) (4) of the Code.

7. If a dispute arises regarding the termination of your employment or the interpretation or enforcement of this Agreement and you obtain a final judgment in your favor from a court of competent jurisdiction from which no appeal may be taken, whether because the time to do so has expired or otherwise, or your claim is settled by Household, the Corporation or its successor prior to the rendering of such judgment, all reasonable legal and other professional fees and expenses incurred by you in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided for in this Agreement or in otherwise pursuing your claim will be promptly paid by Household, the Corporation or its successor with interest thereon at the highest statutory rate of your state of domicile for interest on judgments against private parties.

8.   During the course of your performance under this Agreement, you will receive and be exposed to confidential and proprietary information relating to Household's and the Corporation's business practices and strategies ("Confidential Information"). Such Confidential Information may include but shall not be limited to confidential and proprietary information that is marked "Confidential" or its equivalent and the Corporation's marketing and customer support strategies, financial information,
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     including sales, costs, profits and pricing methods, internal organization, employee lists and customer lists. At all times during the term of employment and thereafter, you will hold in strictest confidence and will not disclose or use any Confidential Information, except as such disclosure or use may be required in connection with your work for the Corporation or Household. Notwithstanding the foregoing, "Confidential Information" shall not be deemed to include information which you can demonstrate is now, or hereafter becomes, through no act or failure to act on your part, generally known or publicly available.

9. For the period ending one (1) year after the termination of this Agreement or after your termination of employment, whichever is later, you will not solicit customers of the Corporation or Household in connection with the offering of financial services that might compete with Household current or proposed offerings nor solicit to hire any employee of the Corporation or Household which would result in a termination of his or her employment with the Corporation or Household in order to join any company or organization in which you have an interest, financially or otherwise.

10. The parties intend that this Agreement shall supersede any employment agreement entered into by and between you and Renaissance Holdings, Inc. and/or any subsidiary or affiliate thereof, including the agreement made as of July 1, 1996 with Renaissance Bankcard Services.

11. The provisions of this Agreement shall be construed, to the extent possible, so as to guarantee their enforceability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained in it.

12. Any successor to the Household or the Corporation, by acquisition of stock or substantially all of the assets, by merger or otherwise, shall be required to adopt and abide by the terms of this Agreement. This Agreement, and any rights to receive payments hereunder, may not be transferred, assigned or alienated by you.

13. All benefits under this Agreement shall be general obligations of the Corporation or Household which shall not require the segregation of any funds or property. Notwithstanding the foregoing, in the discretion of the Corporation or Household, the Corporation or Household may establish a grantor trust or other vehicle to assist it in meeting its obligations hereunder, but any such trust or other vehicle shall not create a funded account or security interest for you.

14. This Agreement may only be amended or terminated by written agreement, signed by both of the parties. It is agreed that Household may assign this Agreement to the Corporation or any of its affiliates, but such assignment shall not release Household or the Corporation from their obligations hereunder.
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15.  Except as to any controversy or claim which you elect by written notice to the Corporation to have adjudicated by a court of competent jurisdiction, any controversy or claim arising out of or relating to this Agreement or breach hereof shall be settled by mediation or arbitration in Chicago, Illinois in accordance with the laws of the State of Illinois. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association. The costs and expenses of the arbitrator(s) shall be borne by the Corporation. The award rendered by the arbitrator(s) shall be binding upon the parties. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction.

16. This Agreement may be executed by the parties hereto in two (2) or more counterparts, each of which shall be deemed to be an original, but all such counterparts shall constitute one and the same instrument, and all signatures need not appear on any one counterpart.

17. This Agreement shall be construed and interpreted in accordance with and governed by the laws of the State of Illinois, other that the conflict of laws provisions of such laws.

18. If any provision of this Agreement shall be adjudged by any court of competent jurisdiction to be invalid or unenforceable for any reason, such judgment shall not affect, impair, or invalidate the remainder of this Agreement. Furthermore, if the scope of any restriction or requirement contained in this Agreement is too broad to permit enforcement of such restriction or requirement to its full extent, then such restriction or requirement shall be enforced to the maximum extent permitted by law, and you agree that any court of competent jurisdiction may so modify such scope in any proceeding brought to enforce such restriction or requirement.

19. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or by recognized commercial delivery service or if mailed within the United States by first class certified mail, return receipt requested, postage prepaid, addressed as follows:

               (1) If to Household or the Corporation, to:

                    Household International, Inc.
                    2700 Sanders Road
                    Prospect Heights, IL 60070
                    Attention: Senior Vice-President-Human Resources

               (2) If to you, to:

                    Irving J. Levin
                    9400 S.W. Beaverton-Hillsdale Highway
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                    Beaverton, OR 97005-3363

Such addresses may be changed by written notice sent to the other party at the last recorded address of that party.

20. The Corporation shall provide for the withholding of any taxes required to be withheld by federal, state, or local law with respect to any payment in cash, shares of stock and/or other property made by or on behalf of the Corporation to or for your benefit under this Agreement or otherwise. The Corporation may, at its option; (a) withhold such taxes from any cash payments owing from the Corporation to you under this or any other agreement, (b) require you to pay to the Corporation in cash such amounts as may be required to satisfy such withholding obligations and/or (c) make other satisfactory arrangements with you to satisfy such withholding obligations.



Our signatures below indicate our mutual agreement and acceptance of the foregoing terms and provisions, all as of the date first above set forth.



Sincerely,

HOUSEHOLD INTERNATIONAL, INC.



By:        /s/ S. N. Mehta
     ------------------------------------
     Siddharth N. (Bobby) Mehta
     Group Executive



           /s/ Irving J. Levin
     ------------------------------------
     Irving J. Levin